Exhibit 99.3

FORM OF PROXY	[●] shares

SPECIAL MEETING OF SHAREHOLDERS OF

FRONTIER COMMUNITY BANK

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints [●] and [●] as proxies, and each or either of them with full power of substitution, to represent and vote all shares of Frontier Community Bank (the “Bank”) held by the undersigned at the Special Meeting of Shareholders of the Bank to be held on [●], 2024 at [●]:[●] [a.m./p.m.] Eastern time at the [●], located at [●], Waynesboro, Virginia, and at any adjournments or postponements thereof, as indicated on this proxy card with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the Special Meeting and acknowledges receipt of the notice of Special Meeting of Shareholders and the proxy statement/prospectus.

The Bank’s Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.

To approve the Agreement and Plan of Merger, dated January 23, 2024 (the “merger agreement”), by and among National Bankshares, Inc., The National Bank of Blacksburg (“NBB”) and Frontier Community Bank, pursuant to which Frontier Community Bank will merge with and into NBB, as more fully described in the accompanying proxy statement/prospectus (the “merger proposal”).

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

2.	To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Management knows of no other business to be brought before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE.

If any other business is presented at the Special Meeting, this proxy shall be voted in accordance with the recommendations of management. This proxy may be revoked at any time before it is voted. The undersigned may attend the Special Meeting, revoke this proxy and vote in person.

Date: , 2024

Signature of Shareholder(s)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.

Please indicate below whether you will be joining us for the Special Meeting:

☐ I plan to attend      ☐ I do not plan to attend